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                                                                    Exhibit 99.3

                       UNION PACIFIC RESOURCES GROUP INC.
     CONFIDENTIAL VOTING INSTRUCTIONS FOR SPECIAL MEETING ON JULY 13, 2000

To the Trustee:

The UNDERSIGNED hereby instructs the Trustee of each of the plans (each "Trustee") to vote, in person or by proxy, all the shares of Common Stock of Union Pacific Resources Group Inc. which were allocated to the undersigned's account as of May 30, 2000, under one or more of the plans listed below and identified by the four-letter code below and on the reverse side of this card at the Special Meeting of Shareholders to be held on July 13, 2000, or any adjournment or postponement thereof, upon all matters referred to on the reverse side of this card as indicated. This card when properly executed will set forth how the shares of common stock allocated to the undersigned's account will be voted. If no direction is made by the undersigned and such card is returned, such shares of common stock allocated to the undersigned's account will be voted FOR all matters referred to on the reverse side of this card by the Trustee. If this card is not returned, the shares of Common Stock allocated to the Union Pacific Resources Group Inc. Employees' Thrift Plan will be voted by the Trustee in accordance with instructions from Independent Fiduciary Services, Inc., an independent fiduciary. If the card is not returned, the shares of Common Stock allocated to all the other plans, except for the employees' Thrift Plan, PAYSOP and TRASOP shares, will be voted by the Trustee in the same proportion as the shares with respect to which voting instructions are received. If this card is not returned, the PAYSOP and TRASOP shares will not be voted. If the undersigned has shares of Common Stock allocated to more than one of the plans below and wishes to vote the shares differently among the plans, the undersigned may contact Harris Trust and Savings Bank at 1-800-335-6918 for additional cards.

Union Pacific Resources Group Inc. Employees' Thrift Plan (RSTP)
Union Pacific Resources Employee Stock Ownership Plan (RSOP)
Union Pacific Resources Group Inc. Thrift Plan PAYSOP (RSPS)
Union Pacific Resources Group Inc. TRASOP (RTSP)
Union Pacific Corporation Thrift Plan (UPTP)
Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (UPAT) Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement
     Thrift Plan (UPFE)
Southern Pacific Rail Corporation Thrift Plan (SPTP)
Chicago and North Western Railway Company Profit Sharing and Retirement
     Savings Program (CNWP)

                 (Continued and to be signed on reverse side.)
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                       UNION PACIFIC RESOURCES GROUP INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


Union Pacific Resources Group Inc. Board of Directors recommends a vote FOR proposal 1.


1. Approval of the Agreement and Plan of Merger, dated as of April 2, 2000,              FOR     AGAINST     ABSTAIN
   among Anadarko Petroleum Corporation, Dakota Merger Corp., a wholly owned             [ ]       [ ]         [ ]
   subsidiary of Anadarko, and Union Pacific Resources Group Inc., and the
   transactions contemplated thereby, including the merger, pursuant to which
   Dakota Merger Corp. will be merged with and into Union Pacific Resources and each share of common stock, no par value, of Union Pacific Resources issued and outstanding immediately prior to the merger (other than shares held by
   Anadarko, Union Pacific Resources or their respective subsidiaries, which will be canceled) will be converted into the right to receive 0.455 of a share of common stock, $0.10 par value, of Anadarko.


All other matters that may come before the meeting.


                                            This proxy must be signed exactly as
                                            name appears hereon. Executors,
                                            administrators, trustees, etc.,
                                            should give full title as such. If
                                            the signer is a corporation, please
                                            sign full corporate name by duly
                                            authorized officer.


                                            ___________________________________
                                                        Signature

                                            ___________________________________
                                                Signature (if held jointly)

                                            Dated: _____________________ , 2000


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                      UNION PACIFIC RESOURCES GROUP INC.

If you received more than one set of proxy materials and wish to have it consolidated, please contact

                          HARRIS TRUST & SAVINGS BANK

                                 1-800-335-6918

                                   [UPR LOGO]